EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 30, 2010, with respect to the financial statements of Advisors Disciplined Trust Advisors Disciplined Trust 425, comprising Tax Exempt Municipal Portfolio, Intermediate Series 6 contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-161423) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
December 30, 2010




















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